As filed with the Securities and Exchange Commission on January 8, 2002.

                                                      Registration No. 333-74840
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                                TEREX CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                               34-1531521
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        --------------------------------

                               Eric I Cohen, Esq.
                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        --------------------------------

                                   Copies To:

                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                        Attention: Stuart A. Gordon, Esq.

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

================================================================================

                 Subject to Completion, Dated January 8, 2002

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                TEREX CORPORATION

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants
                                     Rights
                               Purchase Contracts
                                      Units

                      ------------------------------------

     We may offer from time to time the following types of securities:

     •    our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

     •    shares of our preferred stock;

     •    shares of our common stock;

     •    warrants to purchase any of the other securities that may be sold under this prospectus;

     •    rights to purchase preferred stock or common stock;

     •    purchase contracts to acquire any of the other securities that may be sold under this prospectus; and

     •    any combination of these securities, individually or as units.

     The securities will have an aggregate initial offering price of up to
$300,000,000. The securities may be offered separately or together in any combination and as separate series. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

     Our common stock is traded on the New York Stock Exchange under the symbol
"TEX." On January 7, 2002, the closing sale price of our common stock as reported on the New York Stock Exchange was $17.87.

     We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

                       ___________________________________

                 The date of this prospectus is January , 2002.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the
Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, offer up to
$300,000,000 aggregate public offering price of the debt securities, preferred stock, common stock, warrants, rights, purchase contracts and units. In this prospectus we will refer to the debt securities, preferred stock, common stock, warrants, rights, purchase contracts and units collectively as the "securities."
This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's web site or at the SEC's offices referenced under the heading "Where You Can Find More Information."

                                   ABOUT TEREX

     We are a diversified global manufacturer of a broad range of equipment for the construction, infrastructure and mining industries. We are building a strong franchise under the Terex brand name by delivering reliable, cost-effective products designed to improve our customers' return on invested capital. Our products are manufactured at plants in the United States, Europe, Australia and
Asia, and are sold primarily through a worldwide distribution network with over
1,000 locations to the global construction, infrastructure and surface mining markets.
                                      -3-

     We currently operate in three business segments: Terex Americas, Terex
Europe and Terex Mining. The focus of Terex Americas and Terex Europe is geographic. Terex Americas includes the business units located in North and
South America, Australia and Asia, with the exception of those business units included within Terex Mining. Terex Europe includes the business units located in Europe, with the exception of those business units included within Terex
Mining. While our business is becoming increasingly global, the geographic organization of these segments reflect our belief that our business is a local one that can best be developed and served by focusing our operations geographically, rather than by product, and by developing local relationships among equipment users, distribution channels and the manufacturer.

     The Terex Mining business segment includes the results of our mining operations in Tulsa, Oklahoma, and in Germany and certain sales offices in
Australia, South America and Africa. The Terex Mining business is organized under product lines and not geographic lines because of the worldwide scope of the mining business. In the mining industry, manufacturers and customers are located in various areas around the globe, with many customers operating multiple sites in widely dispersed locations, with the result that local geographic concerns are far less significant than a manufacturer's global range.

     Our  principal  executive  offices  are  located  at 500  Post  Road  East,
Westport, Connecticut 06880, and our telephone number is (203) 222-7170.

Terex Americas and Terex Europe

     The Terex Americas and Terex Europe segments manufacture and sell telescopic mobile cranes (including rough terrain, truck and all terrain mobile cranes), tower cranes (including self-erecting, hammerhead, flat top and luffing jib tower cranes), lattice boom cranes, utility aerial devices (including digger derricks and articulated aerial devices), telescopic material handlers
(including container stackers and rough terrain, telescopic boom material handlers), truck-mounted cranes (boom trucks), aerial work platforms (including scissor, articulated boom and straight telescoping aerial work platforms), loader backhoes, articulated and rigid off-highway trucks, scrapers, crushing and screening equipment, asphalt pavers, asphalt mixing plants, and related components and replacement parts. In addition, the Terex Americas and Terex
Europe segments manufacture and sell various light construction equipment, including mobile and portable floodlighting systems, concrete power trowels, concrete placement systems, concrete finishing systems, concrete mixers, generators, traffic control products, and related components and replacement parts.

Terex Mining

     The Terex Mining segment manufactures and sells large hydraulic excavators and high capacity surface mining trucks, and related components and replacement parts.

                                      -4-

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

                                                                 Nine Months
                       Year Ended December 31,               Ended September 30,
                  ------------------------------------     ---------------------
                  1996   1997   1998   1999   2000           2000           2001
                  ------------------------------------     ---------------------
Ratio of
earnings to
fixed charges...  --     1.6x   2.4x   2.1x   2.5x           2.8x           1.3x

     In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, preferred stock accretion, amortization of indebtedness issuance costs, and rental expense representative of the interest factor. Earnings were insufficient to cover fixed charges by $42.2 million during the year ended December 31, 1996.

                                 USE OF PROCEEDS

     Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions and other business combinations. We may invest funds that we do not immediately require in short-term marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations.
We use the term "senior debt securities" to refer to the unsecured and unsubordinated obligations. We use the term "subordinated debt securities" to refer to the subordinated obligations. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

     Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture, which will describe the specific terms of the debt securing series. We use the term "indenture" to refer to the senior debt securities indenture or the subordinated debt securities indenture. We use the term "indentures" to refer both the senior debt securities indenture and the subordinated debt securities indenture. We use the term
"trustee" to refer to the trustee named in the senior debt securities indenture or the subordinated debt securities indenture. We use the term "trustees" to refer to both the trustee named in the senior debt securities indenture and the subordinated debt securities indenture.

     The following summary of selected provisions of the indentures and the debt securities is not complete. Before making an investment in our debt securities, you should review the applicable

                                      -5-

prospectus supplement and the form of applicable indenture. That indenture will be filed with the Securities and Exchange Commission in connection with the offering of the specific debt securities.

     Some of our operations are conducted through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise.
The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

General

     We can issue an unlimited amount of debt securities under the indentures.
We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct, unsecured obligations.

     The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

     •    the title of the series of debt securities;

     •    whether the debt securities of the series will be senior debt securities or subordinated debt securities;

     •    any limit on the aggregate principal amount of debt securities of the series;

     •    the name of the trustee and its corporate trust office;

     •    whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

     •    any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

     •    the price or prices at which the debt securities of the series will be issued;

                                      -6-

     •    the person to whom any interest will be payable on any debt securities of the series, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

     •    the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

     •    the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

     •    the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

     •    the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

     •    the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

     •    our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

     •    our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

     •    the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000 and $100,000;

     •    the currency or currencies, including composite currencies, of payment of principal or premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

     •    if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

     •    if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

                                      -7-

     •    if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

     •    whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

     •    whether the debt securities of the series are issuable upon the conversion or exchange of other debt or equity securities, and, if so, the terms and conditions upon which the issuance will be effected, including the time, manner and place for the issuance;

     •    any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

     •    whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

     •    whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

     •    any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

     •    any special United States federal income tax considerations applicable to the debt securities of the series; and

     •    any other terms of the debt securities of the series not
          inconsistent with the provisions of the applicable indenture.

     The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

                                      -8-

     Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special
United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than
United States dollars will be set forth in the applicable prospectus supplement.

     The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Subordination Provisions Relating to Subordinated Debt

     Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the subordinated debt securities will be issued under the subordinated debt securities indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt securities indenture, to all of our "senior indebtedness," which is defined below; if:

     •    we default in the payment of any principal of, or premium, if any, or interest on any senior indebtedness when it becomes due and payable after any applicable grace period, and the default is continuing;

     •    there is any other default in respect of our senior indebtedness which has occurred and is continuing which would permit the senior indebtedness to be accelerated;

     •    there is any judicial proceeding pending regarding any default in respect of our senior indebtedness; and

     •    the subordinated debt securities of the series are accelerated;

then, unless and until (i) the event of default is cured or waived or ceases to exist, (ii) any acceleration is rescinded or annulled, or (iii) any judicial proceeding is terminated, we cannot make any payment on account of or acquire the subordinated debt securities prior to the repayment in full of our outstanding senior indebtedness. Nevertheless, holders of subordinated debt securities may still receive and retain payments made:

     •    from a trust of the type described in "--Discharge and Defeasance"
          below;

     •    in our capital stock; or

     •    in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

     If there is any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up, assignment for the benefit of our creditors, marshalling of our assets and liabilities, or other similar proceeding, whether or not voluntary, relating to us, our creditors or our assets, then all senior indebtedness must be paid in full or otherwise provided for before any payment may be made to any holders of subordinated debt securities other than payments made:

     •    from a trust of the type described in "--Discharge and Defeasance"
          below;

     •    in our capital stock; or

     •    in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment

                                      -9-

          to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

The subordinated debt securities indenture trustee and the holders of subordinated debt securities must return and deliver any payments of cash, property or securities received by them, other than any permitted payments described above, to the trustee or other paying agent for application to the payment of all senior indebtedness until all senior indebtedness is paid in full.

     Unless otherwise specified with respect to a series of subordinated debt securities issued under the subordinated debt securities indenture, "senior indebtedness" under the subordinated debt securities indenture means the principal of, premium, if any, and interest on and any other amounts due on or in connection with any of the following indebtedness, incurred, assumed or guaranteed by us, whether or not outstanding on the date we issue any series of subordinated debt securities (including renewals, extensions and refundings of these obligations):

     •    our obligations for borrowed money;

     •    our obligations evidenced by bonds, debentures, notes or other similar instruments;

     •    our capital lease obligations;

     •    all obligations of the type referred to above of other persons secured by a lien on any of our assets, whether or not we have assumed those obligations; and

     •    all obligations of the type referred to above of other persons for the payment of which we are responsible or liable as obligor or guarantor.

     However, senior indebtedness does not include:

     •    any indebtedness, including other series of debt securities issued under the subordinated debt securities indenture, created or evidenced by or outstanding pursuant to an instrument that expressly provides that the indebtedness is subordinated to any other

                                     -10-

          indebtedness of ours, unless that indebtedness expressly provides that it will be senior to the subordinated debt securities of the series;

     •    any indebtedness that by its terms states that it will not be senior in right of payment to the subordinated debt securities of the series;
          and

     •    any indebtedness of ours to any of our affiliates or subsidiaries.

     The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue. We may issue senior subordinated debt securities under the subordinated debt securities indenture.

Form, Exchange, Registration and Transfer

     The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "--Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities of any series may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities of any series that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     In the event of any redemption of debt securities of any series, we will not be required to:

     •    issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     •    register the transfer of, or exchange any debt securities of the series or portion thereof, called for redemption, except the unredeemed portion of any being redeemed in part.

Covenants

     Except as permitted under "-- Mergers and Sales of Assets" and as otherwise specified in an applicable prospectus supplement, the indentures prohibit us from entering into a reorganization,

                                      -11-

restructuring, merger or similar transaction. All other covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities.

Payment and Paying Agents

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities of the series will be made at an office of the agency designated by us in accordance with the applicable indenture, except that at our option, payment of principal and premium, if any, or interest also may be made by check payable to payee and mailed to the address of payee as it appears in the debt securities registrar or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities of a series will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

Global Debt Securities

     The debt securities of a series may be issued in whole or in the form of one or more fully registered global securities. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. Global debt securities are expected to be deposited with the Depository Trust Company. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until a debt security is exchanged in whole or in part for the individual debt security represented thereby, a debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions or persons, commonly known as participants, that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary, or its nominee, is the registered holder and owner of such global security, the depositary or such nominee, as the case may be, will be considered the sole owner and

                                      -12-

holder for all purposes of the debt securities and for all purposes under the applicable indenture. Except as set forth below or as otherwise provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under the applicable indenture or such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture of such global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or if an owner of a beneficial interest in a global security desires to take any action that the depositary, as the holder of such global security is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such actions or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments of principal of and premium, if any, and interest, if any, on debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner and holder of such global security, against surrender of the debt securities at the principal corporate trust office of the trustee. Interest payments will be made at the principal corporate trust office of the trustee or by a check mailed to the holder at its registered address. Payment in any other manner will be specified in the prospectus supplement.

     We expect that the depositary, upon receipt of any payment of principal, premium, if any, of interest, if any, in respect of a global security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary. We expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such participant. We are not responsible or liable (and neither is the trustee or our agent) for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in such global security owning through such participants.

     Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary.

     Unless otherwise provided in the applicable prospectus supplement, debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor as such global security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if:

                                      -13-

     •    the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for such global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

     •    we, in our sole discretion, determine not to have all of the debt securities represented by a global security and notify the trustee thereof; or

     •    there shall have occurred and be continuing an event of default or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to the debt securities.

Any debt security that is exchangeable pursuant to the preceding sentence is exchangeable for debt securities registered in such names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security. Subject to the foregoing, a global security is not exchangeable except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

Mergers and Sales of Assets

     Each indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things:

     •    we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof, or the District of Columbia, and that person expressly assumes all of our obligations under the applicable debt securities and the applicable indenture;

     •    immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default (any such event, a "default") or event of default shall have occurred or be continuing under the applicable indenture; and

     •    we deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied.

     Upon the assumption of our obligations by a person to whom the properties or assets are conveyed or transferred, we will be discharged from all obligations under the applicable debt securities and the applicable indenture, except in the case of a lease of our properties and assets substantially as an entirety.

Events of Default

     Each indenture provides that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of

                                      -14-

the outstanding debt securities of that series may declare the principal amount
(or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

     Under each indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

     •    default in payment of the principal of any debt security of the series or any required sinking fund payment;

     •    default in payment of any interest or other amounts on any debt security of the series when due, continuing for 30 days;

     •    with respect to each series of debt securities, failure to perform any other of our covenants applicable to that series, which failure continues for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series specifying such failure, requiring it to be remedied and stating that such notice is a
          "Notice of Default";

     •    specified events of bankruptcy or insolvency; and

     •    any other event of default applicable to a series of debt securities as set forth in the applicable prospectus supplement.

     The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default under the debt securities of a series, other than a payment default, if it determines that withholding the notice is in the interests of the holders.

     The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture.
Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction.
With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless:

     •    the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

     •    the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

     •    the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

                                      -15-

     •    the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

     •    the trustee has failed to comply with the request within the 60-day period.

     Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest
(the "stated maturity" or "stated maturities") or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series, or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "--- Modification and Waiver," below.

     Each indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

     The indentures permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

     •    to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

     •    to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

     •    to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

     •    to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

     •    to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

     •    to cure any ambiguity, defect or inconsistency;

                                      -16-

     •    to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither
          (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

     •    to add events of default for the benefit of all or any series of debt securities;

     •    to secure the debt securities; or

     •    to make any other change that does not adversely affect the rights of any holder of the debt securities.

     Each indenture also permits us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security affected thereby:

     •    change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

     •    reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

     •    reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

     •    change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

     •    impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

     •    reduce the percentage of the outstanding debt securities of any series necessary to modify or amend the indenture;

     •    modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

     •    in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

Holders of not less than a majority of the principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants described above with respect to the debt securities of that series.

                                      -17-

Discharge and Defeasance

     Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

     In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

     •    be discharged from our obligations in respect of the debt securities of a series ("defeasance and discharge"); or

     •    cease to comply with specified restrictive covenants ("covenant defeasance"), including those described under "---Mergers and Sales of
          Assets";

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

     •    sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series; or

     •    that amount of direct obligations of, or obligations of the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

     The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law.

     Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

                                      -18-

The Trustees under the Indentures

     The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture
Act, it must eliminate the conflict or resign.

     The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

     The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the
Trust Indenture Act is applicable.

Conversion or Exchange

     If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities, the specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our restated
certificate of incorporation and amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

     Under our restated certificate of incorporation our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of
December 10, 2001, we had 36,325,414 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

                                      -19-

Common Stock

     Each outstanding share of our common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election. Subject to preferences which may be applicable to any outstanding shares of preferred stock, holders of common stock have equal ratable rights to any dividends that may be declared by the board of directors out of legally available funds.

     Holders of common stock have no conversion, redemption or preemptive rights to subscribe for any of our securities.  All outstanding  shares of common stock are fully paid and nonassessable.  In the event of any liquidation,  dissolution or winding-up of our affairs,  holders of common stock will be entitled to share ratably in our assets  remaining  after  provision for payment of liabilities to creditors and preferences  applicable to outstanding  shares of preferred stock.
The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

     Our restated certificate of incorporation provides that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by
Delaware law. Our amended and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law.

     Our amended and restated bylaws provide that our stockholders must provide prior notice for nominations for election to the board of directors or for proposing matters which can be acted upon at a stockholders meeting. This provision could be considered an "anti-takeover" provision.

     The transfer agent and registrar for our common stock is American Stock
Transfer & Trust Company.

Preferred Stock

     General

     Our board of directors is authorized to issue shares of preferred stock from time to time up to an aggregate of 50,000,000 shares of our preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

     Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

     •    the designation of the shares and the number of shares that constitute the series;

                                      -20-

     •    the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock and the payment date of dividends;

     •    the dividend periods (or the method of calculation thereof);

     •    the date from which dividends on the preferred stock shall accumulate, if applicable;

     •    the voting rights of the shares;

     •    the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

     •    whether the preferred stock will rank senior or junior to or on a parity with any other class or series of preferred stock;

     •    whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

     •    whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

     •    the provision of a sinking fund, if any, for the preferred stock;

     •    whether the shares of the series of preferred stock will be listed on a securities exchange;

     •    any special United States federal income tax considerations applicable to the series; and

     •    the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

     Dividends

     Holders of shares of preferred stock shall be entitled to receive, when and as declared by our board of directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

     Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

     Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by

                                      -21-

conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless:

     •    if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

     •    if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

     However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a
360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

     Redemption

     All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

     Liquidation Rights

     Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution. However, the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                                      -22-

     If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

     Voting Rights

     The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

     Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

     •    increase or decrease the aggregate number of authorized shares of that class;

     •    increase or decrease the par value of the shares of that class; or

     •    alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

     If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

     Miscellaneous

     The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance.
There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

     When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms

                                      -23-

described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

     No Other Rights

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

     Transfer Agent

     The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

                             DESCRIPTION OF WARRANTS

     We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

     The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

     The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

     The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

     •    the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

                                      -24-

     •    the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

     •    the procedures and conditions relating to the exercise of the warrants;

     •    the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

     •    the offering price of the warrants, if any;

     •    the date on which the right to exercise the warrants will commence and the date on which that right will expire;

     •    a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

     •    whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

     •    call provisions of the warrants, if any;

     •    antidilution provisions of the warrants, if any; and

     •    any other material terms of the warrants.

Exercise of Warrants

     Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After
5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon then exercise of the warrants, and will not be entitled to:

     •    in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

                                      -25-

     •    in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

                              DESCRIPTION OF RIGHTS

     We may issue rights for the purchase of shares of preferred stock or common stock. Each series of rights will be issued under a separate rights agreement between us and a bank or trust company, all as set forth in the prospectus supplement relating to the particular issue of rights. The bank or trust company will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

     The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

     •    the date for determining the stockholders entitled to the rights distribution;

     •    the aggregate number of shares of preferred stock or common stock purchasable upon exercise of such rights and the exercise price;

     •    the aggregate number of rights being issued;

     •    the date, if any, on and after which such rights may be transferable separately;

     •    the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

     •    any special United States federal income tax consequences; and

     •    any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to

                                      -26-

purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

     The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

                              DESCRIPTION OF UNITS

     We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

     Any applicable prospectus supplement will describe:

     •    the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     •    any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

     •    any material provisions of the governing unit agreement that differ from those described above.

                              PLAN OF DISTRIBUTION

     We may sell the debt securities,  preferred stock, common stock,  warrants, rights,  purchase  contracts  or units  (together  referred  to as the  "offered securities") through underwriters or dealers, directly to one or more purchasers or investors, through agents, or through a combination of these methods.

     This prospectus or the applicable prospectus supplement will set forth the terms of the offering of any offered securities, including:

     •    the name or names of any underwriters, dealers or agents;

     •    the price of the offered securities and the net proceeds to us from such sale;

     •    any over-allotment options under which underwriters may purchase additional securities from us;

     •    any underwriting commissions or other items constituting
          underwriters' compensation;

                                      -27-

     •    any initial public offering price; and

     •    any securities exchanges on which such securities may be listed.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the offered securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

     If a dealer is utilized in the sale of any offered securities, we will sell those offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

     We may  sell  offered  securities  directly  to one or more  purchasers  or investors,  or through agents at a fixed price or prices,  which may be changed, or at varying prices determined at time of sale.  Unless otherwise  indicated in the prospectus supplement,  any agent will be acting on a best efforts basis for the period of its appointment.

     If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

     Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the
Americas, New York, New York 10104.

                                     EXPERTS

     The consolidated financial statements of Terex Corporation and PPM Cranes,
Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to the Annual Report on Form 10-K of Terex Corporation

                                      -28-

for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange
Commission, or the SEC. You may read and copy such material at the Public
Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C.
20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the
SEC's web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New
York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act
of 1934:

     1.   Annual Report on Form 10-K for the year ended December 31, 2000;

     2.   Quarterly Report on Form 10-Q for the calendar quarter ended March 31,
          2001;

     3.   Quarterly Report on Form 10-Q for the calendar quarter ended June 30,
          2001;

     4.   Quarterly Report on Form 10-Q for the calendar quarter ended September
          30, 2001;

     5.   The Company's Notice of Annual Meeting of Stockholders and Proxy
          Statement dated April 2, 2001;

     6.   Current Report on Form 8-K dated March 14, 2001 and filed with the
          Securities and Exchange Commission on March 15, 2001;

     7.   Current Report on Form 8-K dated March 22, 2001 and filed with the
          Securities and Exchange Commission on March 23, 2001;

     8.   Current Report on Form 8-K dated June 27, 2001 and filed with the
          Securities and Exchange Commission on June 28, 2001;

     9.   Current Report on Form 8-K dated October 1, 2001 and filed with the
          Securities and Exchange Commission on October 2, 2001;

     10.  Current Report on Form 8-K dated December 5, 2001 and filed with the
          Securities and Exchange Commission on December 6, 2001;

                                      -29-

     11.  Current Report on Form 8-K dated December 10, 2001 and filed with the
          Securities and Exchange Commission on December 11, 2001;

     12.  Current Report on Form 8-K dated December 19, 2001 and filed with the
          Securities and Exchange Commission on December 19, 2001; and

     13.  The description of the Common Stock contained in the Company's
          Registration Statement on Form 8-A dated February 22, 1991, including any amendment or report filed with the Commission for the purpose of updating such description.

     This prospectus is part of a registration statement we have filed with the
SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its web site.

     You may request a copy of these filings at no cost, by written request or by telephone at the following address:

                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                                 Attn: Secretary

     You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations.
Our affairs may change after this prospectus or any supplement is distributed.
You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.
You should read all information supplementing this prospectus.

                                      -30-

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     All the amounts shown are estimates except the Securities and Exchange
Commission registration fee.

                          Item                                           Amount
                          ----                                           ------
Securities and Exchange Commission Registration Fee...................  $71,700
Rating Agency Fees....................................................   75,000*
Legal Fees and Expenses...............................................   25,000*
Printing and Engraving Expenses.......................................   25,000*
Accounting Fees and Expenses..........................................   15,000*
Blue Sky Fees and Expenses............................................    5,000*
Miscellaneous Expenses................................................   25,000*
                                                                        --------
         Total........................................................ $241,700*
                                                                        =======

_______________

*    Estimated

Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") and Terex's
amended and restated by-laws provide for the indemnification of Terex's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

     Terex's amended and restated by-laws generally requires Terex to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act, and/or the Exchange Act; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to Terex, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty").
Notwithstanding the foregoing, subject to certain exceptions, the restated
by-laws provide that directors or officers initiating an action are not entitled to indemnification.

     The amended and restated by-laws of Terex also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) Terex may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may

                                      II-1

challenge Terex's denial to furnish him or her with requested indemnification.
Additionally, the Restated By-laws provide that the adverse termination of an action against an officer or director, is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

     Finally, Terex's restated certificate of incorporation contains a provision which eliminates the personal liability of a director to Terex and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty"
(as further defined therein) to Terex or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or
(iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the restated certificate of incorporation offers persons who serve on the Board of Directors of Terex protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for Terex. As a result of this provision, the ability of Terex or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.
Although the validity and scope of Section 145 of the DGCL has not been tested in court, the Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

     Terex maintains a directors' and officers' insurance policy which insures the officers and directors of Terex from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Terex.

Item 16. Exhibits

     (a)  Exhibits:

          1.1  Form(s) of Underwriting Agreement with respect to Debt
               Securities.*

          1.2  Form of Underwriting Agreement with respect to Preferred Stock.*

          1.3  Form of Underwriting Agreement with respect to Common Stock.*

          1.4  Form of Underwriting Agreement with respect to Warrants.*

          1.5  Form of Underwriting Agreement with respect to Rights.*

          1.6  Form of Underwriting Agreement with respect to Purchase
               Contracts.*

          1.7  Form of Underwriting Agreement with respect to Units.*

          4.1  Form of Senior Debt Securities Indenture.*

                                      II-2

          4.2  Form of Senior Debt Securities.*

          4.3  Form of Subordinated Debt Securities Indenture.*

          4.4  Form of Subordinated Debt Securities.*

          4.5  Form of Warrant Agreement (including form of Warrant
               Certificate).*

          4.6  Form of Rights Agreement (including form of Right Certificate).*

          4.7  Form of Purchase Contract (including form of Purchase Contract
               Certificate) and, if applicable, Pledge Agreement.*

          4.8  Form of Unit Agreement (including form of Unit Certificate).*

          4.9  Form of Common Stock Certificate.*

          4.10 Certificate of Designation of Preferred Stock.*

          4.11 Form of Preferred Stock Certificate.*

          5.1  Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP as to
               the legality of securities being registered.**

          12.1 Computation of Ratio of Earnings to Fixed Charges.**

          23.1 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
               (included as part of Exhibit 5.1).**

          23.2 Consent of PricewaterhouseCoopers LLP.

          24.1 Power of attorney (included on signature page).**

________________________

*    To be filed by amendment or by a report on Form 8-K, to the extent applicable, in connection with an offering.
**   Filed previously.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section 10(a)(3) of the
               Securities Act of 1933, as amended (the "Securities Act");

                                      II-3

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
               information set forth in the registration statement.
               Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission")
               pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the
               "Calculation of Registration Fee" table in the effective
               registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration
               statement;

          Provided, however, that clauses (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the additional information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section
          13 or Section 15(d) of the Securities Exchange Act of 1934, as amended
          (the "Exchange Act"), that are incorporated by reference in the registration statement.

     2.   That, for purposes of determining any liability under the Securities
          Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4.   That, for purposes of determining any liability under the Securities
          Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to
          Rule 424(b)1 or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     5.   That, for the purpose of determining any liability under the
          Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-4

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                      II-5

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on January 8,
2002.

                                    TEREX CORPORATION

                                    By: /s/ Eric I Cohen
                                       -----------------------------------------
                                        Eric I Cohen
                                        Senior Vice President, General Counsel                                                                    and
                                        and Secretary of Terex Corporation

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

         Name                               Title                     Date
         ----                               -----                     ----

*
_____________________       Chairman, Chief Executive Officer   January 8, 2002
 Ronald M. DeFeo            and Director (Principal Executive
                            Officer)

*
____________________       Chief Financial Officer (Principal   January 8, 2002
 Joseph F. Apuzzo           Financial Officer)

*
_____________________       Controller (Principal Accounting    January 8, 2002
 Mark T. Cohen              Officer)

*
_____________________       Director                            January 8, 2002
 G. Chris Andersen

*
_____________________       Director                            January 8, 2002
 William H. Pike

*
_____________________       Director                            January 8, 2002
 Donald P. Jacobs

*
_____________________       Director                            January 8, 2002
 Don DeFosset

*
_____________________       Director                            January 8, 2002
 Marvin B. Rosenberg

*
_____________________       Director                            January 8, 2002
 David A. Sachs

____________________
*  Pursuant to Power of Attorney
   previously filed as Exhibit 24.1.

*By /s/ Eric I Cohen
_____________________
        Eric I Cohen
       (Attorney-in-fact)

                                      II-6

                                  EXHIBIT INDEX

                                                          Page Number in Signed
Exhibit No.                Description                    Registration Statement
-----------                -----------                    ----------------------

1.1  Form(s) of Underwriting Agreement with respect
     to Debt Securities.*

1.2  Form of Underwriting Agreement with respect to
     Preferred Stock.*

1.3  Form of Underwriting Agreement with respect to
     Common Stock.*

1.4  Form of Underwriting Agreement with respect to
     Warrants.*

1.5  Form of Underwriting Agreement with respect to
     Rights.*

1.6  Form of Underwriting Agreement with respect to
     Purchase Contracts.*

1.7  Form of Underwriting Agreement with respect to
     Units.*

4.1  Form of Senior Debt Securities Indenture.*

4.2  Form of Senior Debt Securities.*

4.3  Form of Subordinated Debt Securities Indenture.*

4.4  Form of Subordinated Debt Securities.*

4.5  Form of Warrant Agreement (including form of
     Warrant Certificate).*

4.6  Form of Rights Agreement (including form of
     Rights Certificate).*

4.7  Form of Purchase Contract (including form of Purchase
     Contract Certificate) and, if applicable, Pledge Agreement.*

4.8  Form of Unit Agreement (including form of Unit
     Certificate).*

4.9  Form of Common Stock Certificate.*

4.10 Certificate of Designation of Preferred Stock.*

4.11 Form of Preferred Stock Certificate.*

5.1  Opinion of Robinson Silverman Pearce Aronsohn &
     Berman LLP as to the legality of securities being
     registered.**

12.1 Computation of Ratio of Earnings to Fixed Charges.**

23.1 Consent of Robinson Silverman Pearce Aronsohn &
     Berman LLP (included as part of Exhibit 5.1).**

                                      II-7

23.2 Consent of PricewaterhouseCoopers LLP.

24.1 Power of attorney (included on signature page).**

________________________

*    To be filed by amendment or by a report on Form 8-K, to the extent applicable, in connection with an offering.
**   Filed previously.

                                      II-8